UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2011

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

MICHIGAN	0-17988	38-2367843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Lesher Place Lansing, Michigan	48912
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 517-372-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement (or a Material Amendment to Such an Agreement)

On September 2, 2011, Neogen Corporation amended and extended its banking relationship with JPMorgan Chase Bank, N.A. The amended credit facility is an unsecured revolving line of credit that permits borrowings up to $12,000,000, consisting of a $10,000,000 note for general corporate purposes and a $2,000,000 note for foreign currency risk transactions. Interest is at LIBOR, plus 100 basis points. Financial covenants include maintaining specified funded debt to EBITDA and Debt Service Ratios, as well as specified levels of tangible net worth. The agreement was extended for one year and now matures August 31, 2013.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

See the discussion under Item 1.01 above.

ITEM 9.01.	Financial Statement and Exhibits

(a) Financial statements - None

(b) Exhibits

10 (a) Second Amendment to Credit Agreement between registrant and JPMorgan Chase Bank, N.A. dated September 2, 2011

10 (b) Line of Credit Note (Facility A)

10 (c) Line of Credit Note (Facility B)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION
(Registrant)

Date: September 9, 2011
/s/ Steven J. Quinlan

Steven J. Quinlan
Vice President & CFO